Exhibit 23(c)



             CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 21, 1995, on our audit of the financial statements and financial statement schedule of New Orleans Public Service Inc. as of and for the year ended December 31, 1994, which reports are included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts and Legality."



/s/ COOPERS & LYBRAND LLP


New Orleans, Louisiana
January 16, 1996